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                                                                      Exhibit 10

                                 Amendment No. 5
                                       To
                                Credit Agreement
                            Dated as of March 1, 1998
                                     Between
                          MK GOLD COMPANY, as Borrower
                                       And
                    LEUCADIA NATIONAL CORPORATION, as Lender

     This Amendment No. 5, dated as of July 1, 2001, hereby amends the Credit Agreement entered into as of March 1, 1998, as amended pursuant to Amendment No. 1, dated as of March 1, 2000, Amendment No. 2, dated as of October 17, 2000, Amendment No. 3, dated as of December 31, 2000 and Amendment No. 4, dated as of April 1, 2001 (the "Credit Agreement"), between MK GOLD COMPANY, a Delaware corporation ("Borrower"), and LEUCADIA NATIONAL CORPORATION, a New York corporation ("Lender").

     Borrower and Lender agree as follows:

     1.  Amendments.
         ----------

         (a) The definition of "Commitment" set forth in Section 1.1, "Defined Terms," of the Credit Agreement is hereby amended in its entirety to read as follows:

             ""Commitment" means the aggregate commitment of Lender to make
               ----------
         Loans, which aggregate commitment shall be $35,000,000 on the effective date of this Amendment No. 5 and thereafter until the Termination Date, as such amount may be reduced from time to time in accordance with the Agreement."

         (b) The definition of "Termination Date" set forth in Section 1.1, "Defined Terms," of the Credit Agreement is hereby amended in its entirety to read as follows:

             ""Termination Date" shall mean January 2, 2003, or such earlier
               ----------------
         date as may be determined in accordance with subsection 2.1(e)."

         (c) Section 2.1(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

             "Note. Loans made by Lender shall be evidenced by a promissory note
              ----
         to be executed and delivered by Borrower. In connection with this Amendment No. 5, Borrower shall deliver to Lender an executed promissory note in the form of Exhibit A to this Amendment No. 5, and Lender shall return to Borrower the executed promissory note dated as of March 1, 2000. From and after the effective date of this Amendment No. 5, the promissory note delivered by Borrower in connection with this Amendment No. 5 shall constitute the "Note" for purposes of the Agreement.

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         The Note shall be payable to the order of Lender and shall represent the obligation of Borrower to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower with interest thereon as provided in subsection 2.2. The date and amount of each Loan and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute prima facie evidence of the accuracy
                                            ----- -----
         of the information therein recorded. The entire unpaid balance of the Loans shall be due and payable on the Termination Date."

         (d) Section 6.5(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

             "Debt to Equity Ratio. Borrower shall not permit the ratio of (i)
              --------------------
         Consolidated Indebtedness to (ii) Consolidated Net Worth at any time to exceed 1.45 to 1.0."

     2.  No Other Amendments.  Except as expressly provided in this Amendment
         -------------------
No. 5, the Credit Agreement is not amended, changed or modified, and the Credit Agreement remains in full force and effect.

     3.  Effective Date.  The effective date of this Amendment No. 5 is July 1,
         --------------
2001.

     4.  Counterparts.  This Amendment No. 5 may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment No. 5 to be duly executed as of the date first written above.

     Borrower:                    MK GOLD COMPANY,
                                  a Delaware corporation


                                  By: /s/ John Farmer
                                  Name: John Farmer
                                  Title: CFO


     Lender:                      LEUCADIA NATIONAL CORPORATION,
                                  a New York corporation


                                  By: /s/ Thomas E. Mara
                                  Name: Thomas E. Mara
                                  Title: EVP

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                                    EXHIBIT A

                                 MK GOLD COMPANY

                                 PROMISSORY NOTE

U.S. $35,000,000                                              New York, New York
                                                                    July 1, 2001

     FOR VALUE RECEIVED, MK GOLD COMPANY, a Delaware corporation ("Borrower"), promises to pay to the order of LEUCADIA NATIONAL CORPORATION, a New York corporation ("Payee"), on or before the Termination Date (as defined in the Credit Agreement referred to below) the lesser of (x) THIRTY-FIVE MILLION DOLLARS ($35,000,000) and (y) the unpaid principal amount of all Loans made by Payee to Borrower under the Credit Agreement referred to below.

     Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times provided by that certain Credit Agreement, dated as of March 1, 1998, between Borrower and Payee, as amended pursuant to Amendment No. 1, dated as of March 1, 2000, Amendment No. 2, dated as of October 17, 2000, Amendment No. 3, dated as of December 31, 2000, Amendment No. 4, dated as of April 1, 2001 and Amendment No. 5, dated as of July 1, 2001 (as the same may be further amended, the "Credit Agreement"). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

     This Note is Borrower's "Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the location designated by Payee.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest on this Note.

     This Note is subject to prepayment at the option of Borrower as provided in subsection 2.4(a)(i) of the Credit Agreement.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

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     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        MK GOLD COMPANY

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________